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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-77022 of The Boyds Collection, Ltd. on Form S-8 of our report dated March 23, 2004, appearing in this Annual Report on Form 10-K of The Boyds Collection, Ltd. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Baltimore, Maryland
March 29, 2004

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INDEPENDENT AUDITORS' CONSENT